Exhibit 99.1

FOR IMMEDIATE RELEASE	Bel Fuse Inc. 300 Executive Drive Suite 300 West Orange, NJ 07052 www.belfuse.com tel 201.432.0463

Bel Reports Third Quarter 2025 Results

Sales and Gross Margin Percentage Above Mid-Point of Expected Ranges

Provides Q4-25 Sales and Gross Margin Guidance

WEST ORANGE, NJ, Wednesday, October 29, 2025-- Bel Fuse Inc. (Nasdaq: BELFA and BELFB) today announced preliminary financial results for the third quarter of 2025.

Third Quarter 2025 Highlights

•	Net sales of $179.0 million compared to $123.6 million in Q3-24. Up 44.8% from Q3-24
•	Gross profit margin of 39.7%, up from 36.1% in Q3-24
•	GAAP net earnings attributable to Bel shareholders of $22.3 million versus GAAP net earnings attributable to Bel shareholders of $8.1 million in Q3-24
•	Adjusted EBITDA of $39.2 million (21.9% of sales) as compared to $21.5 million (17.4% of sales) in Q3-24
•	Gain of $1.6 million on Sale of Zhongshan, PRC building

"Bel delivered a strong third quarter, with sales and gross margin percentage at the high end of our guidance," said Farouq Tuweiq, President and CEO. "This performance was driven by robust demand in commercial aerospace, defense, and a continued rebound among networking and distribution customers. Our gross margin expansion reflects the leverage gained from higher sales volumes.

"Looking ahead to the fourth quarter, which generally reflects seasonality due to the holidays, based on information available today we estimate net sales of $165 to $180 million and expect gross margin to remain healthy in the 37 to 39 percent range. Across Bel, there is strong internal collaboration as we focus on growth and new opportunities for the next chapter of our journey,” concluded Mr. Tuweiq.

Non-GAAP financial measures, such as Non-GAAP net earnings attributable to Bel shareholders, Non-GAAP EPS, Non-GAAP Operating Income and Adjusted EBITDA, adjust corresponding GAAP measures for provision for income taxes, other income/expense, net, interest income/expense, and depreciation and amortization, and also exclude, where applicable for the covered period presented in the financial statements, certain unusual or special items identified by management such as restructuring charges, gains/losses on sales of businesses and properties, acquisition related costs, earnout adjustments, impairment charges, noncontrolling interest ("NCI") adjustments from fair value to redemption value, and certain litigation costs. In addition, in the fourth quarter of 2024, we modified our presentation of Non-GAAP financial measures, including revising our definitions of Adjusted EBITDA and Non-GAAP EPS, to additionally exclude from these Non-GAAP measures (i) stock-based compensation, (ii) amortization of intangibles (which primarily relates to the amortization of finite-lived customer relationships and technology associated with the Company's historical acquisitions, including those associated with the acquisition of Enercon), and (iii) unrealized foreign currency exchange (gains) losses. We believe this change enhances investor insight into our operational performance. We have applied this modified definition of Adjusted EBITDA and Non-GAAP EPS to all periods presented. Please refer to the financial information included with this press release for reconciliations of GAAP financial measures to Non-GAAP financial measures and our explanation of why we present Non-GAAP financial measures.

Conference Call

Bel has scheduled a conference call for 8:30 a.m. ET on Thursday, October 30, 2025 to discuss these results. To participate in the conference call, investors should dial 877-407-0784, or 201-689-8560 if dialing internationally. The presentation will additionally be broadcast live over the Internet and will be available at https://ir.belfuse.com/events-and-presentations. The webcast will be available via replay for a period of at least 30 days at this same Internet address. For those unable to access the live call, a telephone replay will be available at 844-512-2921, or 412-317-6671 if dialing internationally, using access code 13755990 after 12:30 pm ET, also for 30 days.

About Bel

Bel (www.belfuse.com) designs, manufactures and markets a broad array of products that power, protect and connect electronic circuits. These products are primarily used in the defense, commercial aerospace, networking, telecommunications, computing, general industrial, high-speed data transmission, transportation and eMobility industries. Bel's portfolio of products also finds application in the automotive, medical, broadcasting and consumer electronics markets. Bel's product groups include Power Solutions and Protection (front-end, board-mount and industrial power products, module products and circuit protection), Connectivity Solutions (expanded beam fiber optic, copper-based, RF and RJ connectors and cable assemblies), and Magnetic Solutions (integrated connector modules, power transformers, power inductors and discrete components). The Company operates facilities around the world.

Company Contact:

Lynn Hutkin

Chief Financial Officer

ir@belf.com

Investor Contact:

Three Part Advisors

Jean Marie Young, Managing Director or Steven Hooser, Partner
631-418-4339

jyoung@threepa.com; shooser@threepa.com

Cautionary Language Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, our guidance for the fourth quarter of 2025; our statements regarding our expectations for future periods generally including anticipated financial performance, projections and trends for the remainder of the 2025 year ahead and other future periods; our statements regarding future events, performance, plans, intentions, beliefs, expectations and estimates, including statements regarding matters such as trends and expectations as to our sales, volumes, gross margin, products, product groups, customers, geographies and end markets; statements about demand and rebound among certain categories of customers or end markets, and views on the effects on the Company’s overall future performance; statements about internal collaboration, focus on growth, and new opportunities; and statements regarding our expectations and beliefs regarding trends in the Company's business and industry and the markets in which Bel operates, and about broader market trends and the macroeconomic environment generally, and other statements regarding the Company's positioning, its strategies, future progress, investments, plans, targets, goals, and other focuses and initiatives, and the expected timing and potential benefits thereof. These forward-looking statements are made as of the date of this release and are based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “forecast,” “outlook,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Bel’s control. Bel’s actual results could differ materially from those stated or implied in our forward-looking statements (including without limitation any of Bel’s projections) due to a number of factors, including but not limited to, difficulties associated with integrating previously acquired companies, including any unanticipated difficulties, or unexpected or higher than anticipated expenditures, relating to Bel's November 2024 acquisition of Enercon, and including, without limitation, the risk that Bel is unable to integrate the Enercon business successfully or difficulties that result in the failure to realize the expected benefits and synergies within the expected time period (if at all); the possibility that the Bel’s intended acquisition of the remaining 20% stake in Enercon is not completed in accordance with the shareholders agreement as contemplated for any reason, and any resulting disruptions to Bel’s business and its currently 80% owned Enercon subsidiary as a result thereof; trends in demand which can affect Bel's products and results, including that demand in Enercon’s end markets can be cyclical, impacting the demand for Enercon’s products, which could be materially adversely affected by reductions in defense spending; the market concerns facing Bel's customers, and risks for the Company’s business in the event of the loss of certain substantial customers; the continuing viability of sectors that rely on Bel's products; the effects of business and economic conditions, and challenges impacting the macroeconomic environment generally and/or Bel's industry in particular; the effects of rising input costs, and cost changes generally, including the potential impact of inflationary pressures; capacity and supply constraints or difficulties, including supply chain constraints or other challenges; the impact of public health crises; difficulties associated with the availability of labor, and the risks of any labor unrest or labor shortages; risks associated with Bel's international operations, including Bel's substantial manufacturing operations in China, and following Bel’s November 2024 acquisition of Enercon , risks associated with operations in Israel, which may be adversely affected by political or economic instability, major hostilities or acts of terrorism in the region; risks associated with restructuring programs or other strategic initiatives, including any difficulties in implementation or realization of the expected benefits or cost savings; product development, commercialization or technological difficulties; the regulatory and trade environment including the potential effects of the imposition or modification of new or increased tariffs either by the U.S. government on foreign imports or by a foreign government on U.S. exports related to the countries in which Bel transacts business and trade restrictions that may impact Bel, its customers and/or its suppliers, and risks associated with the evolving trade environment, trade restrictions, and changes in trade agreements, and general uncertainty about future changes in trade and tariff policy and the associated impacts of those changes; risks associated with fluctuations in foreign currency exchange rates and interest rates; uncertainties associated with legal proceedings; the market's acceptance of the Company's new products and competitive responses to those new products; the impact of changes to U.S. and applicable foreign legal and regulatory requirements, including tax laws; and the risks detailed in Bel’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and in subsequent reports filed by Bel with the Securities and Exchange Commission, as well as other documents that may be filed by Bel from time to time with the Securities and Exchange Commission. In light of the risks and uncertainties impacting Bel's business, there can be no assurance that any forward-looking statement will in fact prove to be correct. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent Bel’s views as of the date of this press release. Bel anticipates that subsequent events and developments will cause its views to change. Bel undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing Bel’s views as of any date subsequent to the date of this press release.

Non-GAAP Financial Measures

The Non-GAAP financial measures identified in this press release as well as in the supplementary information to this press release (Non-GAAP net earnings attributable to Bel shareholders, Non-GAAP EPS, Non-GAAP Operating Income and Adjusted EBITDA) are not measures of performance under accounting principles generally accepted in the United States of America ("GAAP"). These measures should not be considered a substitute for, and the reader should also consider, income from operations, net earnings, earnings per share and other measures of performance as defined by GAAP as indicators of our performance or profitability. Our non-GAAP measures may not be comparable to other similarly-titled captions of other companies due to differences in the method of calculation. We present results adjusted to exclude the effects of certain unusual or special items and their related tax impact that would otherwise be included under U.S. GAAP, to aid in comparisons with other periods. We believe that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to our financial condition and results of operations. We use these non-GAAP measures to compare the Company’s performance to that of prior periods for trend analysis and for budgeting and planning purposes. We also believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with other similarly situated companies in our industry, many of which present similar non-GAAP financial measures to investors. We also use non-GAAP measures in determining incentive compensation. For additional information about our use of non-GAAP financial measures in connection with our Incentive Compensation Program, please see the Executive Compensation Discussion and Analysis (CD&A) section appearing in our Definitive Proxy Statement filed with the Securities and Exchange Commission on April 11, 2025.

Website Information

We routinely post important information for investors on our website, www.belfuse.com, in the "Investor Relations" section. We use our website as a means of disclosing material, otherwise non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor the Investor Relations section of our website, in addition to following our press releases, Securities and Exchange Commission (SEC) filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document.

[Financial tables follow]

Bel Fuse Inc.

Supplementary Information(1)

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024

Net sales	$178,980	$123,638	$499,517	$384,933
Cost of sales	107,840	78,961	304,475	238,782
Gross profit	71,140	44,677	195,042	146,151
As a % of net sales	39.7%	36.1%	39.0%	38.0%

Research and development costs	7,549	5,443	22,875	16,652
Selling, general and administrative expenses	32,804	26,700	93,225	75,785
As a % of net sales	18.3%	21.6%	18.7%	19.7%
Restructuring charges (credits)	219	1,087	(2,434)	1,790
Gain on sale of properties	(1,626)	-	(5,701)	-
Earnout adjustment	1,857	-	1,857	-
Income from operations	30,337	11,447	85,220	51,924
As a % of net sales	16.9%	9.3%	17.1%	13.5%

Interest expense	(3,630)	(414)	(11,775)	(1,263)
Interest income	238	1,480	777	3,741
Other income (expense), net	1,058	(1,325)	11,265	21
Earnings before income taxes	28,003	11,188	85,487	54,423

Provision for income taxes	5,448	3,108	17,817	11,663
Effective tax rate	19.5%	27.8%	20.8%	21.4%
Net earnings	$22,555	$8,080	$67,670	$42,760
As a % of net sales	12.6%	6.5%	13.5%	11.1%

Less: Net earnings attributable to noncontrolling interest	620	-	2,280	-
Redemption value adjustment attributable to noncontrolling interest	(315)	-	(1,595)	-
Net earnings attributable to Bel Fuse Shareholders	$22,250	$8,080	$66,985	$42,760

Weighted average number of shares outstanding:
Class A common shares - basic and diluted	2,115	2,116	2,115	2,126
Class B common shares - basic and diluted	10,548	10,434	10,519	10,512

Net earnings per common share:
Class A common shares - basic and diluted	$1.68	$0.61	$5.07	$3.23
Class B common shares - basic and diluted	$1.77	$0.65	$5.35	$3.41

(1) The supplementary information included in this press release for 2025 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

Bel Fuse Inc.

Supplementary Information(1)

Condensed Consolidated Balance Sheets

(in thousands, unaudited)

	September 30, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$57,743	$68,253
Held to maturity U.S. Treasury securities	-	950
Accounts receivable, net	126,007	111,376
Inventories	166,112	161,370
Other current assets	37,824	31,581
Total current assets	387,686	373,530
Property, plant and equipment, net	47,555	47,879
Right-of-use assets	21,980	25,125
Related-party note receivable	3,922	2,937
Equity method investment	9,960	9,265
Goodwill and other intangible assets, net	435,855	439,984
Other assets	45,846	51,069
Total assets	$952,804	$949,789

Total liabilities, redeemable noncontrolling interests and shareholders' equity
Current liabilities:
Accounts payable	$54,219	$49,182
Operating lease liability, current	8,215	7,954
Other current liabilities	64,326	70,933
Total current liabilities	126,760	128,069
Long-term debt	225,000	287,500
Operating lease liability, long-term	14,883	17,763
Other liabilities	77,130	75,295
Total liabilities	443,773	508,627
Redeemable noncontrolling interests	81,271	80,586
Shareholders' equity	427,760	360,576
Total liabilities, redeemable noncontrolling interests and shareholders' equity	$952,804	$949,789

(1) The supplementary information included in this press release for 2025 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

Bel Fuse Inc.

Supplementary Information(1)

Condensed Consolidated Statements of Cash Flows

(in thousands, unaudited)

	Nine Months Ended
	September 30,
	2025	2024

Cash flows from operating activities:
Net earnings	$67,670	$42,760
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	19,936	10,759
Stock-based compensation	4,661	2,782
Amortization of deferred financing costs	1,124	27
Deferred income taxes	1,722	(5,366)
Net unrealized (gains)/losses on foreign currency revaluation	(13,203)	1,275
Gain on sale of properties	(5,701)	-
Other, net	1,794	628
Changes in operating assets and liabilities:
Accounts receivable, net	(13,141)	8,366
Unbilled receivables	(4,097)	7,482
Inventories	(1,656)	12,266
Accounts payable	4,030	(3,302)
Accrued expenses	(3,357)	(11,849)
Accrued restructuring costs	(5,010)	(590)
Income taxes payable	(3,142)	4,809
Other operating assets/liabilities, net	(586)	(4,327)
Net cash provided by operating activities	51,044	65,720

Cash flows from investing activities:
Purchases of property, plant and equipment	(8,578)	(7,906)
Purchases of held to maturity U.S. Treasury securities	-	(131,309)
Proceeds from held to maturity securities	950	139,316
Investment in related party notes receivable	(985)	(918)
Proceeds from sale of property, plant and equipment	7,763	236
Net cash used in investing activities	(850)	(581)

Cash flows from financing activities:
Dividends paid to common shareholders	(2,494)	(2,487)
Deferred financing costs	(681)	(330)
Repayments of long-term debt	(70,500)	-
Proceeds of long-term debt	8,000	-
Purchases of common stock	-	(16,053)
Net cash used in financing activities	(65,675)	(18,870)

Effect of exchange rate changes on cash and cash equivalents	4,971	(1,374)

Net (decrease) increase in cash and cash equivalents	(10,510)	44,895
Cash and cash equivalents - beginning of period	68,253	89,371
Cash and cash equivalents - end of period	$57,743	$134,266

Supplementary information:
Cash paid during the period for:
Income taxes, net of refunds received	$19,426	$15,556
Interest payments	$11,831	$3,010
ROU assets obtained in exchange for lease obligations	$1,784	$4,711

(1) The supplementary information included in this press release for 2025 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

Bel Fuse Inc.

Supplementary Information(1)

Product Group Highlights

(dollars in thousands, unaudited)

	Sales			Gross Margin
	Q3-25	Q3-24	% Change	Q3-25	Q3-24	Basis Point Change
Power Solutions and Protection	$94,406	$48,680	93.9%	41.8%	39.4%	240
Connectivity Solutions	61,870	55,715	11.0%	40.3%	36.6%	370
Magnetic Solutions	22,704	19,243	18.0%	29.0%	27.3%	170
Total	$178,980	$123,638	44.8%	39.7%	36.1%	360

	Sales			Gross Margin
	YTD September 2025	YTD September 2024	% Change	YTD September 2025	YTD September 2024	Basis Point Change
Power Solutions and Protection	$264,259	167,478	57.8%	42.1%	43.2%	(110)
Connectivity Solutions	171,802	167,822	2.4%	39.2%	37.3%	190
Magnetic Solutions	63,456	49,633	27.9%	27.7%	23.9%	380
Total	$499,517	$384,933	29.8%	39.0%	38.0%	100

(1) The supplementary information included in this press release for 2025 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

Bel Fuse Inc.

Supplementary Information(1)

Reconciliation of GAAP Net Earnings to Non-GAAP Operating Income and Adjusted EBITDA(2)(3)

(in thousands, unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024

GAAP Net earnings	$22,555	$8,080	$67,670	$42,760
Provision for income taxes	5,448	3,108	17,817	11,663
Other income/expense, net	(1,058)	1,325	(11,265)	(21)
Interest income	(238)	(1,480)	(777)	(3,741)
Interest expense	3,630	414	11,775	1,263
GAAP Operating Income	$30,337	$11,447	$85,220	$51,924
Restructuring charges (credits)	219	1,087	(2,434)	1,790
Gain on sale of properties	(1,626)	-	(5,701)	-
Earnout adjustment	1,857	-	1,857	-
Stock-based compensation	1,761	1,007	4,661	2,782
Amortization of inventory step-up	-	-	1,757	-
Acquisition related costs	-	4,292	-	4,292
Non-GAAP Operating Income	$32,548	$17,833	$85,360	$60,788
Depreciation and amortization	6,652	3,636	19,936	10,759
Adjusted EBITDA	$39,200	$21,469	$105,296	$71,547
% of net sales	21.9%	17.4%	21.1%	18.6%

(1) The supplementary information included in this press release for 2025 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

(2) In this press release and supplemental information, we have included Non-GAAP financial measures, including Non-GAAP net earnings attributable to Bel shareholders, Non-GAAP EPS, Non-GAAP Operating Income and Adjusted EBITDA. We present results adjusted to exclude the effects of certain specified items and their related tax impact that would otherwise be included under GAAP, to aid in comparisons with other periods. We believe that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to our financial condition and results of operations. We use these non-GAAP measures to compare the Company’s performance to that of prior periods for trend analysis and for budgeting and planning purposes. We also believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with other similarly situated companies in our industry, many of which present similar non-GAAP financial measures to investors. We also use non-GAAP measures in determining incentive compensation. See the section above captioned “Non-GAAP Financial Measures” for additional information.

(3) In the fourth quarter of 2024, we modified our presentation of Non-GAAP financial measures, including revising our definitions of Adjusted EBITDA and Non-GAAP EPS, to additionally exclude from these Non-GAAP measures (i) stock-based compensation, (ii) amortization of intangibles (which primarily relates to the amortization of finite-lived customer relationships and technology associated with the Company's historical acquisitions, including those associated with the acquisition of Enercon), and (iii) unrealized foreign currency exchange (gains) losses. We believe this change enhances investor insight into our operational performance. We have applied this modified definition of Adjusted EBITDA and Non-GAAP EPS to all periods presented.

Bel Fuse Inc.

Supplementary Information(1)

Reconciliation of GAAP Measures to Non-GAAP Measures(2)(4)

(in thousands, except per share data) (unaudited)

The following tables detail the impact that certain unusual or special items had on the Company's net earnings per common Class A and Class B basic and diluted shares ("EPS") and the line items in which these items were included on the consolidated statements of operations.

	Three Months Ended September 30, 2025					Three Months Ended September 30, 2024
Reconciling Items	Earnings before taxes	Provision for income taxes	Net Earnings Attributable to Bel Fuse Shareholders	Class A EPS(3)	Class B EPS(3)	Earnings before taxes	Provision for income taxes	Net Earnings Attributable to Bel Fuse Shareholders	Class A EPS(3)	Class B EPS(3)

GAAP measures	$28,003	$5,448	$22,250	$1.68	$1.77	$11,188	$3,108	$8,080	$0.61	$0.65
Restructuring charges	219	36	183	0.01	0.01	1,087	154	933	0.07	0.07
Gain on sale of properties	(1,626)	-	(1,626)	(0.12)	(0.13)	-	-	-	-	-
Earnout adjustment	1,857	297	1,560	0.12	0.12	-	-	-	-	-
Stock-based compensation	1,761	363	1,398	0.11	0.11	1,007	208	799	0.06	0.06
Acquisition related costs	-	-	-	-	-	4,292	987	3,305	0.25	0.27
Redemption value adjustment on redeemable NCI	-	-	(315)	(0.02)	(0.02)	-	-	-	-	-
Amortization of intangibles	3,700	647	3,053	0.23	0.24	1,152	239	913	0.07	0.07
Unrealized foreign currency exchange (gains) losses	(291)	(81)	(210)	(0.02)	(0.02)	1,075	266	809	0.06	0.06
Non-GAAP measures	$33,623	$6,710	$26,293	$1.99	$2.09	$19,801	$4,962	$14,839	$1.13	$1.19

	Nine Months Ended September 30, 2025					Nine Months Ended September 30, 2024
Reconciling Items	Earnings before taxes	Provision for income taxes	Net Earnings Attributable to Bel Fuse Shareholders	Class A EPS(3)	Class B EPS(3)	Earnings before taxes	Provision for income taxes	Net Earnings Attributable to Bel Fuse Shareholders	Class A EPS(3)	Class B EPS(3)

GAAP measures	$85,487	$17,817	$66,985	$5.07	$5.35	$54,423	$11,663	$42,760	$3.23	$3.41
Restructuring (credits) charges	(2,434)	(287)	(2,147)	(0.16)	(0.17)	1,790	317	1,473	0.11	0.12
Gain on sale of properties	(5,701)	(937)	(4,764)	(0.36)	(0.38)	-	-	-	-	-
Earnout adjustment	1,857	297	1,560	0.12	0.12	-	-	-	-	-
Stock-based compensation	4,661	960	3,701	0.28	0.30	2,782	574	2,208	0.17	0.18
Acquisition related costs	-	-	-	-	-	4,292	987	3,305	0.25	0.26
Redemption value adjustment on redeemable NCI	-	-	(1,595)	(0.12)	(0.13)	-	-	-	-	-
Amortization of inventory step-up	1,757	404	1,353	0.10	0.11	-	-	-	-	-
Amortization of intangibles	11,083	1,942	9,141	0.69	0.73	3,694	742	2,952	0.22	0.24
Unrealized foreign currency exchange (gains) losses	(13,204)	(3,076)	(10,128)	(0.77)	(0.81)	546	139	407	0.03	0.03
Non-GAAP measures	$83,506	$17,120	$64,106	$4.85	$5.12	$67,527	$14,422	$53,105	$4.02	$4.24

(1) The supplementary information included in this press release for 2025 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

(2) In this press release and supplemental information, we have included Non-GAAP financial measures, including Non-GAAP net earnings attributable to Bel shareholders, Non-GAAP EPS, Non-GAAP Operating Income and Adjusted EBITDA. We present results adjusted to exclude the effects of certain specified items and their related tax impact that would otherwise be included under GAAP, to aid in comparisons with other periods. We believe that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to our financial condition and results of operations. We use these non-GAAP measures to compare the Company’s performance to that of prior periods for trend analysis and for budgeting and planning purposes. We also believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with other similarly situated companies in our industry, many of which present similar non-GAAP financial measures to investors. We also use non-GAAP measures in determining incentive compensation. See the section above captioned “Non-GAAP Financial Measures” for additional information.

(3) Individual amounts of earnings per share may not agree to the total due to rounding.

(4) In the fourth quarter of 2024, we modified our presentation of Non-GAAP financial measures, including revising our definitions of Adjusted EBITDA and Non-GAAP EPS, to additionally exclude from these Non-GAAP measures (i) stock-based compensation, (ii) amortization of intangibles (which primarily relates to the amortization of finite-lived customer relationships and technology associated with the Company's historical acquisitions, including those associated with the acquisition of Enercon), and (iii) unrealized foreign currency exchange (gains) losses. We believe this change enhances investor insight into our operational performance. We have applied this modified definition of Adjusted EBITDA and Non-GAAP EPS to all periods presented.